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                                                                   EXHIBIT 10.11

1.       BASIC LEASE TERMS.

         1.1      DATE OF LEASE:  January 27 1998

         1.2      TENANT:  Digirad Corporation, a Delaware corporation

                  Trade Name:
                             ---------------------

                  Address (Leased Premises): 9350 Trade Place, Suite A
                                             San Diego, CA 92126

                  Address (For Notices): 7408 Trade Street, San Diego, CA 92121

         1.3      LANDLORD: Judd/King No. 1, a California general partnership

                  Address (For Notices): P.O. Box 501448, San Diego, CA 92150-1448 or to such other places as Landlord may from time to time designate by notice to Tenant.

         1.4 TENANT'S USE OF PREMISES: office, research and development, production, manufacturing, distribution, and any other use permitted under all applicable laws in the City of San Diego, State of California.

         1.5      PREMISES AREA: 13,436
                  Rentable Square Feet.

         1.6      PROJECT AREA:  41,478
                  Square Feet.

         1.7      PREMISES PERCENT OF PROJECT:  32.4%

         1.8      TERM OF LEASE: Commencement Date: 2-16-98
                  Expiration Date: 3-31-02

         1.9      BASE MONTHLY RENT:  $ 10,748.80

                  Due Date of First Payment:  upon Lease execution

                  Default and Landlord Advance Interest Rate: ten (10) percent per annum.

         1.10     RENT ADJUSTMENT (INITIAL ONE):

                  (2) Step Increase. If this provision is initialed, the step adjustment provisions of Section 4.2.(2) apply as follows:

                  ____________("Initial)

                           Effective Date of Increase      New Base Monthly Rent
                           --------------------------      ---------------------
                           4-1               , 1999        $11,071.26
                           4-1               , 2000        $11,403.40
                           4-1               , 2001        $11,745.50
                                             , 19          $
                                             , 19          $

                  (3)      Prepaid Rent:  $ -0-

                  (4) Total Security Deposit $ 11,745.50 including a $ -0-non refundable cleaning fee

                  (5) Broker(s): CB Commercial Real Estate Group, Inc. represented Landlord and The Irving Hughes Group, Inc. represented Tenant.


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                  (6)      Brokerage Commission Payable By:  Landlord

                  (7)      Guarantors:  N/A

                   ----------------------------------------------------------

                  (8)      Additional Sections:

                  Additional sections of this Lease numbered 30 through 40 are attached hereto and made a part hereof. If none, so state in the following space



                  (9)      Additional Exhibits:

                  Additional exhibits lettered D through __________ are attached hereto and made a part hereof. If none, so state in the
                  following space   NONE

Section 1 represents a summary of basic terms of this Lease. In the event of any inconsistency between the terms contained in Section 1 and any specific clause of this Lease, the terms of the more specific clause shall prevail.

2. PREMISES. Landlord hereby leases to Tenant and Tenant leases from Landlord, these certain promises described in Section 1 and in Exhibit A attached hereto (the "Premises"), located in the project described on Exhibit B (the "Project"), upon all of the conditions set forth herein. Landlord reserves the right to modify Tenant's percentage of the Project as set forth in Section 1.7 if the size of the project is increased through the development of additional property. By entry on the Premises, Tenant acknowledges that it has examined the Premises and accepts the Premises in their present condition as outlined on Exhibit A, subject to any additional work Landlord has agreed to do.

3. TERM. Subject to the provisions hereof, including without limitation Sections 16, 17 and 20, the term of this Lease (the ("Term") shall be for the period set forth in Section 1.8, commencing on the date set forth in Section
1.8 (the "Commencement Date"). If Landlord, for any reason, cannot deliver possession of the Premises to Tenant upon the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from such delay; rather, there shall be a rent abatement covering the period between the Commencement Date and the date upon which Landlord delivers possession to Tenant, and all other terms and conditions of this Lease shall remain in full force and effect; provided, however, that if Landlord cannot deliver possession of the Premises to Tenant within 5 days of the Commencement Date, this Lease shall be void and neither party shall have any liability to the other except that all prepaid rent (including, without limitation, the Termination Fee) and security deposit shall be immediately refunded to Tenant. If a delay in possession is caused by Tenant's failure to perform any obligation in accordance with this Lease, the Term shall commence on the Commencement Date and there shall be no abatement of rent.

4.       RENT.

         4.1 BASE RENT. Tenant shall pay Landlord the Base Monthly Rent set forth in Section 1.9 monthly, in advance, on the first day of each and every calendar month ("Base Monthly Rent"); provided, (a) the first full month's rent shall be due and payable upon execution of this Lease, and (b) any appropriate partial month proration for the first month shall be due and payable upon execution of this Lease. Notwithstanding anything to the contrary contained in this Lease, the Base Monthly Rent in February 1998 shall be $1247.55 and the Base Monthly Rent in March 1998 shall be $2,687.20

         4.2      RENT ADJUSTMENT.

                  (2) STEP INCREASE. If Section 1.10(2) is initiated, the Base Monthly Rent shall be increased to the amounts and at times set forth in Section 1.10(2).

         4.3 EXPENSES. The purpose of the Section 4.3 is to ensure that Tenant bears a share of all Expenses related to the use, operation, maintenance, ownership, repair and insurance of the Project, except depreciation of the Project, loan repayment (except as in


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         Section 4.3(l)(g) below), and real estate commissions. Accordingly
         Tenant shall pay to Landlord Tenant's Share (as defined below) of Expenses related to the Project

                  (1) EXPENSES DEFINED. The term "Expenses" shall mean all costs and expenses of the use, operation, maintenance, ownership, repair and insurance of the Project, including, without limitation, the following costs:

                           (a) All supplies, materials, labor and equipment,
                  used in or related to the Project; excluding tenant improvements installed for any other tenant in the project.

                           (b) All utilities, including without limitation,
                  water, electricity, gas, heating, light, sewer, waste disposal, security, air conditioning and ventilating costs and all charges relating to the Project;

                           (c) All maintenance, janitorial and service
                  agreements related to the Project; Landlord shall keep in force the service contract for the HVAC and ventilation systems to the Premises.

                           (d) All reasonable legal expenses and accounting
                  costs (excluding legal costs of negotiating, terminating or extending teases, or legal costs incurred in proceedings against any tenant other than Tenant or arising from Landlord's breach of this or any other lease in the Project.

                           (e) All insurance premiums and costs, including but
                  not limited to the premiums and costs of fire, casualty and liability, rental abatement, related to the Project, and, subject to amortization of capital repairs in accordance with
                  (g) below, the cost of damage to the common areas of the Project caused by an uninsured loss or casualty;

                           (f) All maintenance and repair costs relating to the
                  areas within or around the Project, including without limitations, sidewalks, landscaping, service areas, driveways, parking areas, walkways, building exteriors (including painting), signs and directories, including, for example, costs of resurfacing and restriping parking areas, repairing and replacing roofs and walls, and including any assessments charged or levied by a Tenant's and/or Owner's Association ,if any;

                           (g) Amortization (principal and interest) of the cost
                  of capital improvements made to the Project over their useful life as determined in accordance with generally accepted accounting principals which may be required by any government authority or which will improve the operating efficiency of the Project (provided, however, that the amount of such amortization charged to all tenants for improvements not mandated by government authority shall not exceed, in any calendar year, the total amount of costs reasonably determined by Landlord in its sole discretion to have been saved by the expenditures, either through a reduction of such costs or a minimization of increases of such costs which would have otherwise occurred). SEE ADDENDUM A-1

                           (h) All other costs of managing, maintaining,
                  repairing, operating and insuring the Project, including, for example, clerical, supervisory and janitorial staff costs. There shall be a ceiling of three (3) percent of the Base Monthly Rent as a Landlord charged management fee.

                           (i) "Real Property Taxes", which include all taxes,
                  assessments (general and special) and other impositions or charges which may be taxed, charged, levied, assessed or imposed upon or against all or any portion of or in relation to the Project, any leasehold estate in the Premises or measured by rent from the Premises, including any increase caused by the transfer, sale or encumbrance of the Project or any portion thereof. "Real Property Taxes" also includes any form of assessment, levy, penalty, charge or tax (other than estate, inheritance, net income or franchise taxes) imposed by any authority having a


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                  direct or indirect power to tax or charge, including without limitation any city, county, state, federal or any improvement or other district, whether such tax is (1) determined by the area of the Project or the rent or other sums payable under this Lease; (2) upon or with respect to any legal or equitable interest of Landlord in the Project or any part thereof,
                  (3) upon this transaction or any document to which Tenant is a party creating a transfer in any interest in the Project;
                  (4) in lieu of or as a direct substitute in whole or in part of or in addition to any real property taxes on the Project;
                  (5) based on any parking spaces or parking facilities provided in the Project; or (6) in consideration for services, such as police protection, fire protection, street, sidewalk, roadway maintenance, refuse removal or other services that may be provided by any governmental or quasi-governmental agency from time-to time which were formerly provided without charge or with less charge to property owners or occupants. SEE
                  ADDENDUM A-2

         (2) ANNUAL ESTIMATE OF EXPENSES; TENANT'S SHARE. On the Commencement Date, and prior to commencement of each calendar year thereafter, Landlord shall prepare and deliver to Tenant its reasonable estimate of Expenses for the Project for the coming year. Tenant's Share of all actual Expenses shall be determined by multiplying the total of all actual Expenses by the Premises Percent of Project set forth in Section 1.7 (herein "Tenant's Share").

         (3) MONTHLY PAYING OF EXPENSES; ANNUAL RECAP. Tenant shall pay to Landlord, monthly, in advance, as additional rent, one-twelfth of the product achieved by multiplying the then current estimate of annual Expenses by the Premises Percent of Project set forth in Section 1.7. As soon as practical following the end of each calendar year, Landlord shall prepare an accounting of actual Expenses incurred during the prior calendar year. If the amount of additional rent paid by Tenant as Tenant's Share during the preceding calendar year was less than the actual amount of Tenant's Share of Expenses, Landlord shall so notify Tenant and Tenant shall pay to Landlord the difference between said two amounts within thirty (30) days of receipt of such notice. Such amount shall be deemed to have accrued during the prior calendar year and shall be due and payable from Tenant even though the Term of this Lease may have terminated prior to Tenant's receipt of the notice. If the amount of additional rent paid by Tenant as Tenant's Share during the preceding calendar year was greater than the actual amount of Tenant's Share of Expenses, then Landlord shall promptly so notify Tenant and such overpayment shall be credited by Landlord or, at the end of the Lease Term, shall be immediately refunded to Tenant to the monthly payment of Tenant's Share of Expenses next due from Tenant to Landlord. In no event shall such credit be used to offset or in any way reduce the Base Monthly Rent. During February 1998 and March 1, 1998 Tenant shall pay twenty five (25) percent of the Expenses due for each of these months.

         4.4 RENT WITHOUT OFFSET. All rent shall be paid by Tenant to Landlord monthly in advance on the first day of every calendar month, at the address shown in Section 1.3, or at such other place as Landlord may designate in writing from time-to-time. All rent shall be paid without prior demand or notice and without any deduction or offset whatsoever. All rent shall be paid in lawful currency of the United States of America. All rent due for any partial month shall be prorated, when appropriate, at the rate of one-thirtieth (1/30) of the total monthly rent per day.

         4.5 LATE CHARGE. Time is of the essence to the performance of this Lease. Tenant acknowledges that late payment by Tenant to Landlord of any base monthly rent or other sums due under this Lease will cause Landlord to incur costs and damages, including but not limited to processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance secured by the Premises, as well as the loss of the use and time value of money. Landlord and Tenant specifically agree and acknowledge that the exact amount of such costs and damages would be difficult or impossible to prove. Provided that Landlord and Tenant initial here:

          \s\ illegible    LANDLORD
         ---------------
                           TENANT
         ---------------


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         Tenant agrees that, if any rent or other sum due from Tenant is not received when due, Tenant shall pay to Landlord an additional sum equal to TEN (10) PERCENT OF THE UNPAID BALANCE DUE. Landlord and Tenant hereby agree that they have attempted to estimate the amount of costs and damages which would result from delay in payment, and that the agreed late charge represents a fair and reasonable estimate of the costs and damages that Landlord will incur by reason of any such late payment in light of the anticipated or actual harm which would be caused by such delays, the difficulties of proof of loss, and the inconvenience or nonfeasibility of Landlord otherwise obtaining an adequate remedy. Additionally, all such delinquent rent or other sums, plus this late charge, shall bear interest at the rate per annum set forth in Section 1.9 above. Any payments of any kind returned insufficient funds will be subject to an additional handling charge of $25.00.

6. DEPOSIT. Upon execution of this Lease, Tenant shall deposit with Landlord the amount of the security deposit set forth in Section 1.10(4) (herein the "Security Deposit"), in part as security for the performance by Tenant of the provisions of this Lease. In the event of default by Tenant, Landlord shall have the right to use the Security Deposit or any portion of it to cure the default or to compensate Landlord for all damage sustained by Landlord resulting from Tenant's default. Upon demand, Tenant shall immediately pay to Landlord a sum equal to the portion of the Security Deposit so expended or applied so as to maintain the Security Deposit in the amount initially deposited with Landlord. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the entire Security Deposit to Tenant. Landlord's obligations with respect to the Security Deposit are not those of a trustee, such that, for example, Landlord may commingle the Security Deposit with Landlord's general funds. Landlord shall not be required to pay Tenant interest with respect to the Security Deposit. Landlord shall be entitled to immediately endorse and cash any check tendered as the Security Deposit; however, such endorsement and cashing shall not constitute Landlord's acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall immediately return the Security Deposit.

7. CONDITION AND USE OF PREMISES AND PROJECT FACILITIES. Tenant shall use the Premises solely for the purpose set forth in Section 1.4 and for no other purpose without obtaining the prior written consent of Landlord. Tenant has decided to lease the Premises based upon Tenant's independent investigations, inquiry, and business judgment. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Project or with respect to the uses to which the Premises may be put or the suitability of the Premises or the Project for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises or to the Project, except as provided in writing in this Lease. Tenant has inspected the Premises and accepts the same "AS IS." Tenant acknowledges that Landlord may, from time-to-time, in its sole discretion, make such modifications, alterations, deletion or improvements to the Project as Landlord may deem necessary or desirable, without compensation or notice to Tenant, provided that such modifications, alterations, deletions or improvements do not interfere with access to the Premises or Tenant's permitted use of the Premises and does not otherwise impair Tenant's rights hereunder. Tenant shall promptly comply with all laws, ordinances, orders and regulations affecting the Premises and the Project, including without limitation any rules and regulations that may be attached to this Lease and to any reasonable none-discriminatory modifications to these rules and regulations as Landlord may adopt from time-to-time. Should Tenant do or permit anything to be done in or about the Premises or bring or keep anything in the Premises that in any way increases the premiums paid by Landlord on its insurance related to the Project or which will in any way increase the premiums for fire or casualty insurance carried by other tenants in the Project. Tenant shall pay for said increase in premium. Tenant will not perform any act or carry on any practice that may injure the Premises or the Project, be a nuisance or menace to other tenants in the Project, or in any way interfere with the quiet enjoyment of such other tenants. Tenant shall not use the Premises for sleeping, washing clothes, cooking or the preparation, manufacture or mixing of anything that might emit any objectionable odor, noises, vibrations or lights onto such other tenants. If sound insulation is required to muffle noise produced by Tenant on the Premises, Tenant at its own cost shall provide all necessary insulation. Tenant shall not overload any existing parking or service to the Premises. Pets and/or animals of any type shall not be kept on the Premises.


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8.       SIGNAGE; ALARMS. All signing shaft comply with rules and regulations set forth by Landlord as may be modified from time-to-time. Current rules and regulations relating to signs are described on Exhibit C attached hereto. Subject to paragraph 38 hereof, Tenant shall place no window covering (e.g., shades, blinds, curtains, drapes, screens or tinting material), stickers, signs, lettering, banners or advertising or display material on or near exterior windows or doors if such materials are visible from the exterior of the Premises, without Landlord's prior written consent. Similarly, Tenant may not install any alarm boxes, foil protection tape or other security equipment on the Premises without Landlord's prior written consent. Any material violating this provision may be removed by Landlord without compensation to Tenant.

9. PERSONAL PROPERTY TAXES. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operations as welt as upon all trade fixtures, leasehold improvements, merchandise and other personal property in or about the Premises.

10. PARKING. Landlord hereby grants to Tenant and Tenant's customers, suppliers, employees and invitees, a non-exclusive privilege to use the parking areas in the Project for the use of motor vehicles during the term of this Lease. Landlord reserves the right at any time to grant similar non-exclusive privileges to other tenants, to promulgate rules and regulations relating to the use of such parking areas, including reasonable restrictions on parking by tenants and employees, to designate specific spaces for the use of any tenant, to make changes in the parking layout from time-to-time, and to establish reasonable time limits on parking. Overnight parking is prohibited and any vehicle violating this or any other vehicle regulation adopted by Landlord is subject to removal at the owner's expense. Notwithstanding anything to the contrary contained in this Lease, Tenant may designate up to six (6) parking spaces in the front row of the parking closest to the entrance at Suite A as visitor and/or reserved.

11. UTILITIES. Tenant shall pay for all water, gas, heat, light, power, electricity, telephone or other service metered, chargeable or provided to the Premises. If Landlord reasonably determines that Tenant is using excessive amounts of water, Landlord may install a separate water meter for the Premises which cost shall be paid for by Tenant.

12. MAINTENANCE. Landlord shall maintain, in good condition, the structural parts of the Premises, which shall include only the foundations, bearing and exterior walls (excluding glass) subflooring and roof (excluding skylights), the unexposed electrical, plumbing and sewerage systems, including without limitation, those portions of the systems lying outside the Premises, exterior doors (excluding glass) window frames, gutters and downspouts on the Building and the heating, ventilating and air conditioning system servicing the Premises; provided, however, the cost of all such maintenance shall be considered "Expenses" for purposes of Section 4.3. Except as provided above, Tenant shall repair and maintain the Premises in good condition, including without limitation, maintaining and repairing walls, floors, ceilings, interior doors, exterior and interior windows and fixtures as well as damage caused by Tenant, its agents, employees or invitees. Upon expiration or termination of this Lease, Tenant shall surrender the Premises and all tenant improvements and alterations to Landlord in the same condition as they existed on the Commencement Date, except for (a) reasonable wear and tear, and (b) damage caused by fire or other casualty.

13. ALTERATIONS. Tenant shall not make any alterations to the Premises, or tox the Project, including any changes to the existing landscaping, without Landlord's prior written consent which shall not be unreasonably withheld, conditioned or delayed. If Landlord gives its consent to such alterations, Landlord may post notices of nonresponsibility in accordance with the laws of the slate in which the Premises are located. Any alterations made shall remain on and be surrendered with the Premises upon expiration or termination of this Lease, except that Landlord may, within thirty (30) days before or thirty (30) days after expiration of the Term, elect to require Tenant to remove any alterations which Tenant may have made to the Premises. If Landlord so elects, Tenant shall, at its own cost, restore the Premises to the condition designated by Landlord in its election, before the last day of the term or within thirty (30) days alter notice of Landlord's election is given, whichever is later. Tenant shall cause no damage to the Premises in removing alterations.

Should Landlord consent in writing to Tenant's alteration of the Premises, Tenant shall contract with a contractor approved by Landlord for the construction of such alterations, which approval


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shall not be unreasonably withheld, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with plans and specifications approved by Landlord. All such construction shall be performed in a manner which will not interfere with the quiet enjoyment of other tenants of the Project. Tenant shall pay all costs for such construction and shall keep the Premises and the Project free and clear of all liens which may result from construction by Tenant.

14. RELEASE AND INDEMNITY. As material consideration to Landlord, and despite any active or passive negligence on their part or parts, Tenant agrees that Landlord and its employees, officers, partners and directors shall not be liable for any injury or damage to the person, property, or business of Tenant, its employees, invitees, permittees, customers, or any other person in or about the Premises from any cause, and Tenant waives all claims against such parties for damage to persons or property arising for any reason, except only for damage or injury resulting directly from Landlord's gross negligence, willful misconduct or breach of its express obligations under this Lease which Landlord has not cured within a reasonable time after receipt of written notice of such breach from Tenant. In no event shall Landlord have any liability for any act or omission of Tenant, its employees, invitees, permittees or customers, or of any other tenant of the Project, or its employees, invitees, permittees or customers with the exception of such liability resulting from Landlord's (or its employees, invitees, other than Tenant, agents or contractors), gross negligence or willful misconduct. Tenant shall indemnify and hold harmless Landlord (and its employees, officers, partners, and directors), the Premises and the Project, from all damages, injuries, claims, costs and expenses related to acts, events or omissions occurring in, on or about the Premises, or arising out of or in any way related to Tenant's use or occupancy of the Premises, Tenant's breach of any term of this Lease, or any work, activity or thing done, permitted or suffered by Tenant in, on or about the Premises or the Project.

15.      INSURANCE AND WAIVER OF SUBROGATION.

         15.1 LIABILITY INSURANCE. Tenant at its cost, shall maintain public liability insurance with a single combined liability limit of $1,000,000.00, insuring against the hazards of Premises and operations, independent contractors, contractual liability (covering the Indemnity Clause contained herein), products and completed operations arising out of or in connection with Tenant's use, occupancy or maintenance of the Premises. Such insurance policy shall (1) name Landlord and his managing agent as an additional insured, (2) contain a cross liability provision, and (3) contain an endorsement that the insurance provided the Landlord hereunder shall be primary with respect to the Premises and noncontributing with any other insurance available to the Landlord.

         15.2 PROPERTY INSURANCE. At its cost, Tenant shall maintain a policy of standard fire and extended coverage insurance with vandalism and malicious mischief endorsements and "all risk" coverage on all Tenant's personal property, improvements, fixtures and alterations in or about the Premises, to the extent of a least ninety percent (90%) of their full replacement value. A stipulated value or agreed amount endorsement deleting the coinsurance clause shall be produced with said insurance. The proceeds from any such policy shall be used by Tenant for the replacement of personal property and the restoration of Tenant's improvements, fixtures or alterations. Said insurance shall provide for payment of loss to, and shall name as additional insureds, the Landlord and the holders of mortgages or deeds of trust on the building(s). If such insurance has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence and the Lessee shall be liable for such deductible. Landlord shall maintain a policy of standard fire and extended coverage insurance with vandalism and malicious mischief endorsements and "all risk" coverage on the Project to the extent of at least ninety percent (90%) of the full replacement value.

         15.3 BUSINESS INTERRUPTION AND INSURANCE. Tenant shall, at its cost, obtain business interruption insurance of such type and amount sufficient to pay all rent and other sums due hereunder for a period of at least of at least twelve (12) months in the event of any cessation or reduction of Tenant's business for any reason, including without limitation, damage or destruction. In no event shall Landlord be liable to Tenant for any loss of


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         income from the operation of Tenant's business for any reason whatsoever, including without limitation, from an inability to occupy the Premises.

         15.4 INSURANCE POLICIES; Subrogation. All insurance required to be provided by Tenant or Landlord under this Lease:

                           (a) shall be issued in a form reasonably satisfactory
                  to Landlord and shall be issued by insurance companies which are authorized to do business in the state in which the Premises are located and which are satisfactory and acceptable to Landlord, provided that such companies shall each enjoy a financial rating of at least an A+X status as rated in the most recent edition of Best's Insurance Reports;

                           (b) shall contain an endorsement requiring at least
                  thirty (30) days prior written notice of cancellation to Landlord and Landlord's lender, before cancellation or change in coverage, scope or amount of any policy;

                           (c) shall release the other party to this Lease from
                  any claims for damage to any person or to the Premises and the Project, and to Tenant's fixtures, personal property, improvements and alterations in or on the Premises or the Project caused by or resulting from risks insured against under any insurance policy carried by the party insured hereunder and in force at the time of such damage.

                  Tenant shall deliver a certificate or copy of each insurance policy together with evidence of payment of all current premiums to Landlord within thirty (30) days of execution of this Lease. Tenant's failure to provide evidence of such coverage to Landlord may, in Landlord's sole discretion, constitute a default under this Lease. Tenant and Landlord hereby waive their entire right of subrogation against each other for loss damage arising out of or incident to the perils insured against pursuant to this Section 15. All insurance policies shall provide for waiver of subrogation releasing the non-insured party from liability as provided in this
                  Section 15.

16. DESTRUCTION. If, during the Term, the Premises or Project are more than ten percent (10%) destroyed from any cause, or rendered inaccessible or unusable from any cause, Landlord may, in its sole discretion and without compensation or liability to Tenant, terminate this Lease by delivery of notice to Tenant within thirty (30) days of such event. If, in Landlord's estimation, the Premises cannot be restored within ninety (90) days following such destruction, then Landlord shall immediately notify Tenant and Tenant may terminate this Lease by delivery of notice to Landlord within thirty (30) days of receipt of Landlord's notice otherwise this Lease shall remain in full force and effect. If Landlord does not terminate this Lease and if in Landlord's estimation the Premises can be restored within ninety (90) days, then Landlord shall commence to restore the Premises in compliance with then existing laws and shall complete such restoration with due diligence. In such event this Lease shall remain in full force and effect except that the then current Base Monthly Rent shall be reduced in the same ratio as the total number of square feet in the Premises damaged or destroyed bears to the total number of square feet in the Premises.

17.      CONDEMNATION.

         17.1     DEFINITIONS. The following definitions shall apply:
         (1) "Condemnation" means (a) the exercise of any governmental power of eminent domain, whether by legal proceedings or otherwise by condemner, and (b) the voluntary sale or transfer by Landlord to any condemnor either under threat of condemnation or while legal proceedings for condemnation are proceeding; (2) "Date of Taking" means the date the condemnor has the right to possession of the property being condemned;
         (3) "Award" means all compensation, sums or anything of value awarded, paid or received in connection with a total or partial Condemnation; and (4) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having a power of Condemnation.

         17.2 OBLIGATIONS TO BE GOVERNED BY LEASE. If, during the Term of this Lease, there is any Condemnation of all or any part of the Premises or the Project, the rights and obligations of the parties shall be determined pursuant to this Lease.

         17.3 TOTAL OR PARTIAL TAKING. If the Premises are totally taken by Condemnation, this Lease shall terminate on the Date of Taking. If only a portion of the Premises is Condemned, this Lease shall continue in effect, except that Tenant may elect to terminate this Lease if the remaining portion of the Premises is rendered unsuitable for Tenant's continued use of the Premises. If Tenant elects to terminate this Lease, Tenant must exercise its right to terminate by giving notice to Landlord within thirty (30) days alter the nature and extent of the Condemnation have been finally determined. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than thirty (30) days nor later than ninety (90) days after tenant has notified Landlord of its election to terminate; except that this Lease shall terminate on the Date of Taking if the Date of Taking falls on a date before the date of termination as designated by Tenant. If any portion of the Premises is taken by Condemnation and this Lease remains in full force and effect, then from and after the Date of Taking the then current Base Monthly Rent shall be reduced in the same ratio as the total number of square feet in the Premises taken bears to the total number of square feet in the Premises immediately before the Date of Taking.

18. ASSIGNMENT OR SUBLEASE. Tenant shall not assign or encumber its interest in this Lease or the Premises, nor sublease all or any part of the Premises, nor allow any other person or entity (except Tenant's authorized representatives, employees, invitees, or guests) to occupy or use all or any part of tile Premises, without first obtaining Landlord's written consent which Landlord shall not unreasonably withhold, condition or delay. Any such assignment or sublease shall not relieve Tenant of any obligation hereunder and Tenant shall remain liable for the performance of each term hereof. Any assignment, encumbrance or sublease without Landlord's written consent shall be voidable and, at Landlord's election, shall constitute a default. If Tenant is a partnership, withdrawal or change, voluntary, involuntary or by operation of law, of any partner, or the dissolution of the partnership, shall be deemed a voluntary assignment. If Tenant consists of more than one person, a purported assignment, voluntary or involuntary or by operation of law from one person to the other shall be deemed a voluntary assignment. All rent received by Tenant from its subtenants in excess of the rent payable by Tenant to Landlord under this Lease shall be paid to Landlord, or any sums to be paid by an assignee to Tenant in consideration of the assignment of this Lease shall be paid to Landlord. If Tenant requests Landlord to consent to a proposed assignment or subletting, Tenant shall pay to Landlord, whether or not consent is ultimately given, $100 or Landlord's reasonable attorney's fees incurred in connection with such request, whichever is greater. SEE ADDENDUM A-3

No interest of Tenant in this Lease shall be assignable by involuntary assignment through operation of law (including without limitation the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (a) If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes proceedings under the Bankruptcy Act in which Tenant is bankrupt; or if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors: or (b) if a writ of attachment or execution is levied on this Lease; or (c) if in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

19. DEFAULT. In addition to the acts, events, and omissions elsewhere specified in this Lease as such, the occurrence of any of the following shall constitute a default by Tenant: (a) A failure to pay rent or other charge when due; (b) Abandonment of the Premises (failure to occupy and operate the Premises for ten consecutive days shall be deemed an abandonment and vacation); and (c) Failure to perform any other term or provision of this Lease, within a reasonable time for performance thereof.

20.      LANDLORD'S REMEDIES.

         20.1 REMEDIES. In the event of default, Landlord shall have the remedies set forth in this Section 20. These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law. Landlord may terminate Tenant's right to possession of the Premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to release the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of this Lease. Upon termination of this Lease, Landlord shall have the right to recover from Tenant: (1) The worth of the unpaid rent that had been earned at the time of termination of this lease; (2) The worth of the amount of the unpaid rent that would have been earned after the date of termination of this Lease; and (3) Any other amount, including court, attorney and collection fees and costs, necessary to compensate Landlord for Tenant's default. "The worth" as used in item 20(1) is to be computed by allowing interest at the rate per annum set forth in
         Section 1.9 above. "The worth" as used for item 20(2) is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank or San Francisco at the time of termination of Tenant's right of possession.

         20.2 PERFORMANCE BY LANDLORD OF TENANT'S OBLIGATIONS. All covenants and agreements to be performed by Tenant under any of the terms or this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum or money owed to any party, other than Landlord, for which it is liable hereunder, or it Tenant shall fail to perform any other act on its part to be performed hereunder or otherwise violate any term or provision of this Lease including, without limitation, its obligations pursuant to Sections 7, 12 and 13, Landlord may, without waiving any default or releasing Tenant from any obligation hereunder, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon from the date of such payment by Landlord at the rate per annum set forth in
         Section 1.9 above, shall be payable to Landlord on demand. Tenant covenants to pay any such sums.

21. ENTRY ON PREMISES. Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times for any of the following purposes: (a) To determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; (b) To do any necessary maintenance and to make any restoration to the Premises or the Project that Landlord has the right or obligation to perform; (c) To post "for sale" signs at any time during the Term, to post "for rent" or "for lease" signs during the last ninety (90) days of the term, or during any period while Tenant is in default; (d) To show the Premises to prospective brokers, agents, buyers, tenants or persons interested in an exchange, at any time during the Term; or
(e) To repair, maintain or improve the Project and to erect scaffolding and protective barricades around and about the Premises (but not so as to prevent entry to the Premises), and (f) To do any other act or thing necessary for the safety or preservation of the Premises or the Project. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord's entry onto the Premises as provided in this Section 21. Tenant shall not be entitled to an abatement or reduction of rent if Landlord exercises any rights reserved in this Section 21. Landlord shall conduct its activities on the Premises as provided herein in a manner that will cause the least inconvenience, annoyance or disturbance to Tenant. For each of these purposes, Tenant shall not alter any lock or install a new or additional lock or bolt on any door of the Premises without prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock.

22. SUBORDINATION; CERTIFICATES. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee or any beneficiary of a deed of trust with a lien on the Project or any ground lessor with respect to the Project, this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Project, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Project, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord, at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand, by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground lease or underlying leases or the lien of any such mortgage or deed of trust.
Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such document in the name and on behalf of Tenant.

Tenant, within ten days from notice from Landlord, shall execute and deliver to Landlord, in recordable form, certificates stating that Landlord is not in default hereunder, that the Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modification. Such certificate shall also state the amount of current monthly rent, the dates to which rent has been paid in advance, and the amount of any security deposit and prepaid rent. Failure to deliver this certificate to Landlord within ten (10) days shall be conclusive upon Tenant that this Lease is in full force and effect and has not been modified except as may be represented by Landlord.

23. NOTICE. Any notice, demand, request, consent, approval, or communication desired by either party or required to be given, shall be in writing and served personally and sent by prepaid first class mail, addressed as set forth in Section 1. Either party may change its address by notification to the other party. Notice shall be deemed to be communicated forty-eight (48) hours from the time of mailing, if mailed, or from time of service, if personally served.

24. WAIVER. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver. No act or conduct of Landlord, including without limitation, acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish termination of the Lease. Landlord's consent for approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

25. SURRENDER OF PREMISES; HOLDING OVER. Upon expiration of the Term, Tenant shall surrender to Landlord the Premises and all tenant improvements and alterations in the condition described in Section 13 above. Tenant shall remove all personal property owned by Tenant and shall perform all restoration made necessary by the removal of any alterations or Tenant's personal property before the expiration of the Term, including for example, restoring all wall surfaces to their condition prior to the Commencement Date. Landlord shall have the right to elect to retain or dispose of in any manner Tenant's personal property not so removed. Tenant waives all claims against Landlord for any damage to Tenant or such personal property resulting from Landlord's retention or disposal of Tenant's personal property. Tenant shall be liable to Landlord for Landlord's costs for storage, removal and disposal of Tenant's personal property.

If Tenant, with Landlord's express written consent, remains in possession of the Premises after expiration or termination of this Lease, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on thirty (30) day notice at any time, be either party. All provisions of this Lease, except those pertaining to Term and rent, shall apply to the month-to-month tenancy. Tenant shall pay monthly rent in an amount equal to 125% of the Base Monthly Rent which was due with respect to the last full calendar month during the Term, plus 100% of said last month's Tenant's Share of Expenses.

If Tenant holds over after the expiration of the Term or the earlier termination hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance only, at a rental rate equal to one hundred fifty percent (150%) of the Base Monthly Rent in effect upon the date of such termination expiration, prorated on a daily basis, and subject to the terms, covenants and conditions herein specified, so far as applicable, including Section 4.3. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal or extension of this Lease. The foregoing provisions of this Section 25 are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender and any attorney's fees and costs.

26. MORTGAGEE PROTECTION. In the event of any default by Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

27. LIMITATION OF LIABILITY. In consideration of the benefits accruing hereunder, Tenant agrees that, in the event of any actual or alleged failure, breach or default of this Lease by Landlord, if Landlord is a partnership:
(a) The sole and exclusive remedy shall be against the partnership and its partnership assets and the Project, (b) No partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership); (c) No service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership); (d) No partner of Landlord shall be required to answer or otherwise plead to any service of process; (e) No judgment may be taken against any partner of Landlord; Any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing; (g) No writ of execution will ever be levied against the assets of any partner of Landlord;
(h) These covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

Tenant agrees that each of the foregoing provisions shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

28.      MISCELLANEOUS PROVISIONS.

         28.1 TIME OF ESSENCE. Time is of the essence of each provision of this Lease.

         28.2 SUCCESSOR. This Lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in
         Section 18 herein.

         28.3 LANDLORD'S CONSENT. Any consent required by Landlord under this Lease must be granted in writing and may be withheld by Landlord in its sole and absolute discretion.

         28.4 COMMISSIONS. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for the broker identified in Section 1.10(5), who shall be compensated by the party identified in Section 1.10(6).

         28.5 OTHER CHARGES. If Landlord becomes a party to any litigation concerning this Lease, the Premises or the Project, by reason of any act or omission of Tenant or Tenant's authorized representatives, Tenant shall be liable to Landlord for reasonable attorney's fees and court costs incurred by Landlord in the litigation whether or not such litigation leads to actual court action. If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to recover from the other party reasonable attorney's fees and costs of suit, both at trial and on appeal, such fees to be set by the court before which the matter is heard. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency fees charged to Landlord in addition to rent, late charges, interest and other sums payable under this Lease. Tenant shall pay a charge of $75 to Landlord for preparation of a demand for delinquent rent.

         28.6 LANDLORD'S SUCCESSORS. In the event of a sale or conveyance by Landlord of the Project, the same shall operate to release Landlord from any liability under this Lease, and in such event Landlord's successor in interest shall be solely responsible for all obligations of Landlord under this Lease.

         28.7 INTERPRETATION. This Lease shall be construed and interpreted in accordance with the laws of the slate in which the Premises are located. This Lease constitutes the entire agreement between the parties with respect to the Premises and the Project, except for such guarantees or modifications hereof as may be executed in writing by the parties from time-to-time. When required by the context of this Lease, the singular shall include the plural and vice versa, and any gender shall include the other and/or neuter. "Party" shall mean Landlord or Tenant. Each provision hereof is intended to be severable. The enforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal, and the parties intend each provision to be enforceable to the fullest extent permissible as determined by a court of competent jurisdiction if such court determines that any such provision is not fully enforceable as agreed herein.

         28.8 EXECUTION AND LIABILITY. If more than one person or entity constitutes Tenant, the obligations of Tenant herein contained shall be joint and several. Each person executing this Lease on behalf of Tenant hereby represents and warrants his or her authority to do so.

         28.9 COMPLIANCE WITH DECLARATION. Tenant acknowledges that the Premises are subject to that certain Declaration of Covenants, Conditions, Restrictions and Reservations of Easements for Carmel Mountain Ranch Business Community ("Declaration") recorded May 24, 1984 in the Official Records of San Diego County as instrument
         No. 84-195381. Tenant covenants and agrees that it accepts the leasehold estate subject to the Declaration to the extent the Declaration affects the Premises subject to this Lease.

29.      ENVIRONMENTAL MATTERS

         29.1 NO USE OF HAZARDOUS MATERIALS. Lessee agrees that Lessee shall not keep, use, generate, store, release, threaten release, or dispose of any Hazardous Materials (as defined below) on or about the Premises or Project without the prior express written consent of Lessor, which consent may be withheld by Lessor in its sole and absolute discretion provided that such consent shall not be withheld for any Hazardous Materials used by Tenant in the ordinary course of its business and operations at the Premises. For purposes of this provision, "Hazardous Materials shall include all oil, flammable explosives, asbestos, urea formaldehyde, radioactive materials or waste, or other hazardous, toxic, contaminated, or polluting materials, substances or wastes, including, without limitation, substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," or "toxic substances" under any laws, ordinances or regulations heretofore or hereafter enacted or adopted. Under no circumstances shall any sublease or assignment occur, whether with or without the consent of Lessor, which involves any tenant, subtenant or other occupant who keeps, uses, generates, stores, releases, threatens release of or disposes of any Hazardous Materials on or about the Premises or Project in violation of applicable governmental regulations.

         29.2 COMPLIANCE WITH ENVIRONMENTAL LAWS. If Lessor consents in writing to the presence, use, generation, storage, release or disposition of Hazardous Materials (collectively, "Use of Hazardous Materials") on or about the Premises or Project, then Lessee shall conduct such Use of Hazardous Materials subject to, and in full compliance with, all local, state, federal and other laws and regulations governing the Use of Hazardous Materials. Lessee shall, at its own expense, procure, maintain in effect and comply with, all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Lessee's use of the Premises, and its Use of Hazardous Materials, including, without limitation, discharge of appropriately treated materials or wastes. Lessee shall, at its sole expense, cause any known Hazardous Materials located on or about the Premises or Project existing as a result of the activities of Lessee, its agents, employees, invitees or contractors to promptly be removed and transported from the Premises or Project solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Lessee shall, in all respects, handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Premises or Project in total conformity with all applicable laws and regulations governing the Use of

         Hazardous Materials and prudent industrial practices regarding management of such Hazardous Materials. Upon the expiration or earlier termination of the Lease Term, Lessee shall, at its sole expense:
         (i) cause all Hazardous Materials existing as a result of the activities of Lessee, its agents, employees, invitees or contractors to be removed from the Premises or Project and transported for use, storage or disposal in accordance and compliance with all applicable laws and regulations governing the Use of Hazardous Materials; and
         (ii) obtain a certificate from an engineer, duly licensed in the State of California and approved by Lessor, certifying that the Premises are completely free of all Hazardous Materials existing as a result of the activities of Lessee, its agents, employees, invitees or contractors:
         Immediately following the removal of Hazardous Materials, Lessee shall fully restore the Premises or Project to good condition and repair, satisfactory to Lessor and suitable for rental to a new tenant, at Lessee's sole expense, without any abatement or rent. To the extent Landlord is indemnified by any other tenant or occupant of the Project for Hazardous Materials costs, liabilities and claims, to the extent Lessee incurs any costs, expenses or liabilities for such Hazardous Materials, such indemnification shall extend to Tenant under this Lease.

         29.3     NOTICES. Lessee shall immediately notify Lessor in writing of:
         (i) any enforcement, clean-up, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any laws or regulations governing the use of Hazardous Materials; (ii) any claim made or threatened against Lessee, the Premises, or the Project relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in or removed from the Premises or Project, including any complaints, notices, warnings or asserted violations in connection therewith. Lessee shall also supply to Lessor as promptly as possible, and in any event within five (5) business days after Lessee first received or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, Project or Lessee's use thereof. Lessee shall promptly deliver to Lessor copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises or Project.

         29.4 RELEASE OF LIABILITY. Lessee expressly acknowledges that Lessor has made no representations or warranties, express or implied, with respect to Hazardous Materials in, on, under or about the Premises or Project Lessee fully accepts the Premises in their "AS IS" condition and in connection therewith, Lessee hereby waives and fully releases Lessor from and against any and all claims against Lessor resulting from or related to, directly or indirectly, the existing of any other Hazardous Materials in, on, under or about the Premises or Project prior to the Commencement Date of the Lease. This release of liability and all of the terms herein shall survive the expiration or earlier termination of this Lease.

         29.5 INDEMNIFICATION. Lessee hereby agrees to indemnify, defend and hold harmless and release Lessor, its trustees, officers, employees and agents, and the beneficiary or mortgagee under any deed of trust or mortgage now or hereafter encumbering all or any portion or the Premises or Project, from and against any and all actions, legal or administrative proceedings, claims, demands, damages, fines, punitive damages, losses, costs, liabilities, interest, attorney's fees (including any such fees and expenses incurred in enforcing this indemnity), resulting from or relating to, directly or indirectly, the Tenant's use of Hazardous Materials on or about the Premises or Project. The Indemnity set forth herein shall include, without limitation, the cost of any required or necessary repair, clean-up or detoxification of the Premises or Project and the surrounding property and shall survive the expiration or earlier termination of the Lease Term.

         29.6 ADDITIONAL INSURANCE OR FINANCIAL CAPACITY. If at any time it reasonably appears to Lessor that Lessee is not maintaining sufficient insurance or other means of financial capacity to enable Lessee to fulfill its obligations to Lessor under this Section 29, whether or not then accrued, liquidated, conditional or contingent, Lessee shall procure and thereafter maintain in full force and effect such insurance or other form of financial assurance acceptable to Lessor as Lessor may from time-to-time reasonably request.

30. LEASE BONUS. Upon occupancy, Landlord shall provide $40,308 to Tenant as a lease bonus ("Lease Bonus") for entering into this Lease Agreement.

31. AMERICANS WITH DISABILITIES ACT COMPLIANCE. Landlord shall only pay for Americans with Disabilities Act ("ADA") compliance items that are actually identified by the City of San Diego and shall not be responsible for alterations that are considered Tenant elective or any code compliance issues that result from any improvements to be constructed at the Building or Premises by Tenant. As an example, if Tenant builds additional offices in the Premises and a fire corridor results from such construction, Tenant shall be responsible for the cost to create such a corridor and Landlord shall have no liability with regard to said construction; but if Tenant builds additional offices, and ADA bathroom upgrades are required in existing bathrooms as a condition of approval for Tenant's construction, Landlord shall be responsible for such upgrade costs.

32. AUDIT OF OPERATING EXPENSES. Tenant, at Tenant's sole cost, shall have the right to review and audit the Expense records for the Project and Premises at Landlord's office with reasonable notice, not more frequently than one time per year. Landlord agrees to be prudent and reasonable in the management of thc Project and Premises in order to minimize the Expenses.

33. RENEWAL OPTION. If Tenant is not in default under any of the terms and conditions of this Lease, at the time Tenant exercises such option, Tenant shall have one (1) three (3) year option to renew (the "Option") the Lease for the Premises at the then current market rate. The then current market rate ("Market") shall be defined as similar buildings in the area and include all concessions that would be offered, if any, to a tenant of comparable credit worthiness. Said Option shall not take into consideration the value of any improvements installed by Tenant during the term of this Lease. Should Tenant wish to exercise its option to renew, Tenant must give a six (6) month written notice to Landlord mailed certified by the United States Postal Service.

34. SUBLEASING. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right to sublease or assign any portion of the Premises to any subtenant with Landlord's written consent, which consent shall not be unreasonably withheld. All rent received by Tenant from its subtenants in excess of the rent payable by Tenant to Landlord under this Lease shall be paid to Landlord after Tenant recaptures its reasonable costs of subleasing which shall be limited to leasing commissions and tenant improvements constructed for the subtenant by Tenant.

35. EARLY TERMINATION. Tenant shall have the right to terminate the lease early ("Early Termination") on March 31, 2000 and again on March 31, 2001. To exercise the Early Termination on March 31, 2000, Tenant must give written notice to Landlord no later than September 30, 1999. To exercise the Early Termination on March 31, 2001, Tenant must give written notice to Landlord no later than September 30, 2000. Written notice of Early Termination must be sent by certified mail through the United States Postal Service.

36. EARLY TERMINATION FEE. Upon Lease execution, Tenant shall tender a termination fee (the "Termination Fee") to Landlord in the amount of $52,884. The Termination Fee shall be retained by Landlord in a separate money market account selected by Landlord in its sole discretion. All interest earned on said Termination Fee money market account shall be paid to Tenant by Landlord on a yearly basis in arrears. In the event Tenant does not exercise its right to Early Termination on March 31, 2000, the Base Monthly Rent in October 1999 shall be rent free and the November 1999 Base Monthly rent shall be $9,917.52. At this time, the Termination Fee money market account will be reduced by $ l2,225 which shall be retained by Landlord in exchange for the free rent in October 1999 and the reduced rent in November 1999. In the event Tenant does not exercise its right to Early Termination on March 31, 2001, the Base Monthly Rent in October 2000, November 2000 and December 2000 shall be rent free and the Base Monthly Rent in January 2001 shall be $4,954.60. At this time, the Termination Fee money market account will be reduced by $40,659 to zero and the funds will be retained by Landlord in exchange for the free rent in October, November and December 2000 and the reduced rent in January 2001. If Tenant exercises its right to Early Termination on March 31, 2000 Landlord shall close the separate money market account and shall retain the entire $52,884. If Tenant exercises its right to Early Termination on March 31, 2001, Landlord shall close the separate money market account and shall retain the $40,659. In the event this Lease terminates for reasons of Destruction or Condemnation, the outstanding amount of the Termination Fee shall be refunded to Tenant. The Termination Fee shall not be considered or recharacterized as a security deposit.

37. NON-DISTURBANCE. Landlord shall make its best efforts to secure a commercially reasonable non-disturbance agreement from any existing or future mortgage lender or ground lessor for the Project on behalf of Tenant. Tenant shall provide the form of non-disturbance agreement to Landlord that it wishes to be signed by Landlord's mortgage lender(s) and ground lessor(s).

38. SIGNAGE. Tenant shall be allowed, with Landlord's reasonable consent, to install a sign at the Project on the building in conformance with all City of San Diego laws and ordinances, the Planned Industrial Development Permit, the CC&R's recorded that affect the property, and any other laws and ordinances which may affect the Property and the Premises in accordance with Exhibit "C" attached hereto.

39. BUILDING WARRANTY. Notwithstanding anything to the contrary contained in this Lease, Landlord, at Landlord's sole cost shall warrant that the roof, existing equipment and HVAC systems, windows and seals, structural components, and all mechanical, electrical and plumbing systems at the Premises and the Project are in good working and waterproof condition. Landlord, at Landlord's sole cost, shall deliver the Premises and Project in a condition that meets with all current codes and conditions and the American's with Disabilities Act. Any such costs for Landlord to comply with this paragraph shall be bid separately by Tenant's contractor, at Landlord's option to use such contractor, and Landlord shall reimburse Tenant for that portion of the work ten (10) working days following receipt of proof of payment by Tenant.

40. HAZARDOUS MATERIALS. Notwithstanding anything to the contrary contained in this Lease, Landlord shall provide to Tenant the existing February 1992
Phase I Environmental Report. Tenant's review and approval of said report shall be a condition to entering into the Lease. Once Tenant has executed this Lease, said condition shall be deemed waived and satisfied. Landlord shall indemnify Tenant against any hazardous materials that may have existed prior to February 1, 1998 in or upon the Project and Premises. Tenant shall indemnify Landlord against Tenant's use of any hazardous materials and shall use any such materials in compliance with all governmental codes and regulations. SEE ADDENDUM A-4.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

LANDLORD JUDD/KING NO. 1, a California general partnership

                  By:     /s/ illegible
                      ------------------------------------------

TENANT:  DIGIRAD CORPORATION, a Delaware corporation

                  By:     /s/ Karen Klause
                      ------------------------------------------
                          Karen Klause - Chief Executive Officer

                                    ADDENDUM

A-1   Notwithstanding any provision of this Lease to the contrary, the following shall not be included within Operating Expenses: (i) damage and repairs attributable to fire or other casualty capable of insurance under a standard form of "all-risk" property insurance on the Building or Project; (ii) damage and repairs covered under any other insurance policy carried by Landlord in connection with the Project, to the extent that Tenant's insurance is not the primary coverage therefor, (iii) damage and repairs necessitated by the negligence or willful misconduct of Landlord, its partners, employees, agents, contractors or invitees; (iv) reserves for the repair, replace or improvement of the Building or Project; (v) all rental and other costs due under any ground or underlying lease; (vi) expenses incurred by Landlord in connection with services or other benefits which are not offered to Tenant or items and services for which Tenant or any other occupant of the Project reimburses Landlord (other than through its share of Operating Expenses) or which Landlord provides selectively to one or more tenants, other than Tenant, without reimbursement, and the cost of which is included as Operating Expenses; (vii) the cost of repairing any structural defects in the Building or Project and repairing any material defects in the design, materials or workmanship of the Building or Project; and (viii) Landlord's general overhead and administrative expenses.

A-2   Real property taxes and assessments shall not include (i) reserves for future real property taxes and assessments; and (ii) any documentary transfer taxes arising from a voluntary transfer of the Building or any portion of the Project by Landlord. If a reduction in real property' taxes is obtained for any year of the Term during which Tenant paid tenant's percentage of such real property taxes, then the Expenses for such year shall be retroactively adjusted and Landlord shall provide Tenant with a credit against Tenant's next due obligations for rent or, if none, refund such amount to Tenant within thirty
(30) days based on such adjustment. If, by applicable law, any taxes or assessments may be paid in installments at the option of the taxpayer, then whether or not Landlord elects to pay taxes and assessments in such installments, Tenant's liability for such taxes and assessments shall be computed as if such election had been made, and only the installments thereof which would have become due during the term of the Lease shall be included in Tenant's tax obligations.

A-3   Any provision in this Lease to the contrary notwithstanding, Landlord's consent shall not be required for an assignment or subletting to: (a) any entity who controls, is controlled by or is under common control with Tenant; (b) any successor corporation resulting from reincorporation in another jurisdiction, merger, consolidation, non-bankruptcy reorganization or governmental action (provided that Tenant's net worth and ability to perform its obligations under this Lease are not reduced, and the occupancy density of the Premises is not materially increased, as a result of such merger or consolidation); or (c) to any person or legal entity which acquires all the assets of Tenant as a going concern of the business being conducted on the Premises (each of the foregoing is hereinafter referred to as a "Tenant Affiliate"; provided that before such assignment shall be effective, (a) said Tenant Affiliate shall assume, in full, the obligations of Tenant under this Lease, (b) Landlord shall be given written notice of such assignment and assumption and (c) the use of the Premises by the Tenant Affiliate shall be for the permitted uses set forth in Section 1.4 only. For purposes of this paragraph, the term "control" means possession directly or indirectly, of the power to direct or cause the direction of the management, affairs, and policies of anyone, whether through the ownership of voting securities, by contract or otherwise. The sale or transfer of Tenant's capital stock, including without limitation a transfer in connection with a merger, consolidation or non-bankruptcy reorganization of Tenant and any sale through a public stock exchange, shall not be deemed an assignment, subletting or other transfer or encumbrance of the Lease or the Premises.

A-4   If the release of any Hazardous Materials on, under, from or about the
Premises or the Project caused by Landlord, its authorized agents or employees, and not introduced by Tenant, its agents, employees, contractors, licensees, or invitees results in (i) injury to any person or (ii) injury to or any contamination of the Premises or Project at levels which require clean up or remediation under applicable laws, Landlord, at its expense (which shall not be included in Operating Expenses), shall promptly take all actions necessary to return the Premises and the Project to the condition existing prior to the introduction of such Hazardous Materials, or to such condition that is satisfactory to all governmental agencies asserting jurisdiction and to remedy or repair any such injury or contamination, including without limitation, any clean up remediation, removal, disposal, neutralization or other treatment of any such Hazardous Materials. If the release of Hazardous Materials caused by Landlord, its authorized agents or employees, renders the Premises untenantable in whole or in part or results in Tenant being required to vacate the Premises in whole or in part pursuant to an order or requirement of any governmental agency or authority, then the Base Monthly Rent and Expenses and other charges, if any, payable by Tenant hereunder for the period during which the Premises (or a portion thereof) remains so impaired shall be abated in proportion to the agreed of which Tenant's use of the Premises is impaired and for the period of such impairment. If the period of such impairment shall exceed three (3) months, Tenant shall have the right to terminate this Lease upon written notice to Landlord given within tell (10) days following the passage of such three (3) month period. Tenant's termination of this Lease pursuant to this paragraph shall be effective as of the date of such notice.

                                    EXHIBIT A



                                  [FLOOR PLAN]

                                   EXHIBIT "B"
                                   The Project


                                  [FLOOR PLAN]

                                    EXHIBIT C


SIGN REGULATIONS:

These sign regulations have been established for the purpose of maintaining the overall appearance of the project at 9350 Trade Place, San Diego, CA 92126. Conformance will be strictly enforced. Any sign installed that does not conform to the sign regulations or have specific written approval of Landlord will be brought immediately to conformity at the expense of the Tenant.

General Requirements:

1. A drawing of all proposed tenant signs indicating copy, sizes, color and location shall be submitted to Landlord, prior to fabrication or installation of any sign.

2. Approval of all copy and/or logo design and color must be obtained from Lessor prior to fabrication of installation of any sign.

3. Tenant shall be responsible for the fulfillment of requirements set forth in this Exhibit.

4.       Sign fabrication and installation shall be paid for by the Tenant.

General Specifications:

1. Tenant will be allowed the use of his own logo/logotype for his tenant identification. When tenant logo and logotype are used together, then logo and logotype shall not exceed two (2) feet in height (measured capital height). If logo is used alone, then maximum height of logo can be increased to three (3) feet. Logotype, however, can never exceed two
         (2) feet in height. Maximum sign area shall not exceed forty (40) square feet. The area shall be fabricated as individual letters and, if illuminated, shall be internally illuminated without a halo. No illuminated sign cabinets shall be permitted.

2. All signs and their installation must comply with all local, building and electrical codes.

3. Signs visible from the exterior of the building, if illuminated, shall be internally illuminated without a halo, but no signs or any other contrivance shall be devised or constructed so as to rotate, gyrate, blink, move, or appear to move in any fashion.

4. Any damage to the building caused by removal of any sign will be repaired by the Tenant at Tenant's sole expense.

5. Except as provided herein, no advertising placards, banners, pennants, insignia, trademark or other descriptive material shall be affixed to or maintained upon any automated machine, glass panes of the building, landscaped areas, streets, or parking areas.

                            FIRST AMENDMENT TO LEASE

         This First Amendment to Leases entered into as of January 27, 1998, by and between Judd/King No. 1 ("Landlord") and Digirad Corporation, a Delaware Corporation ("Tenant") with reference to the following facts:

         A. On or about January 27, 1998, Landlord and Tenant entered into a lease ("Lease") for the premises described as follows:
                  9350 Trade Place, Suite A, San Diego, CA 92126.

         B. Landlord and Tenant now desire to amend the Lease as set forth herein.

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1. CONDEMNATION. Section 17.4 of the Lease is hereby amended and restated in its entirety as follows:

                  17.4 AWARD. Any award for the taking of all or any part of the Premises as a result of any Condemnation for any payment under the threat of exercise of Condemnation shall be the property of Landlord, whether such Award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee or as severance damages or for any other reason; provided, however, that Tenant shall be entitled to any Award expressly and separately made for loss of or damage to Tenant's trade fixtures and removable personal property and relocation expenses.

                  2. DEFAULT. Section 19 of the Lease is hereby amended by adding thereto the following sentence:

                  In addition, the occurrence of any of the following shall also constitute a default by Tenant: (i) the making by Tenant of any general arrangement or assignment for the benefit of creditors; (ii) Tenant becomes a "debtor" as defined in 12 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within 30 days.

                  3. SUBORDINATION. Section 22 of the Lease is hereby amended such that all references to a deed of trust or mortgage shall refer to a first and senior deed of trust or mortgage, as the case may be.

                  4. LIMITATION OF LIABILITY. Section 27 of the Lease is hereby amended and restated in its entirety as follows:

                  27. LIMITATION OF LIABILITY. In consideration of the benefits accruing hereunder, Tenant agrees that in the event of any actual or alleged failure, breach or default of this Lease by Landlord:

                           a. The sole and exclusive remedy shall be against the property of which the Premises are a part; and

                           b. Neither Landlord, any partner of Landlord if Landlord is a partnership, or any shareholder of Landlord if Landlord is a corporation shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction over the Property of which the Premises are a part), and no judgment may be taken against any such person.

                  5. LANDLORD SUCCESSORS. Section 28.6 is hereby amended and restated in its entirety as follows:

                  28.6 LANDLORD SUCCESSORS. In the event of a sale, conveyance, foreclosure action or deed in lieu of foreclosure by Landlord of the Project, the same shall operate to release Landlord from any liability under this Lease, and in such event Landlord's successor in interest shall be solely responsible for all obligations of Landlord under this Lease arising after such sale or conveyance; provided however, such successor shall not be liable for any prior defaults of Landlord.

         6. FULL FORCE AND EFFECT. Except as set forth herein, the Lease is unmodified and in full force and effect.

                                    LANDLORD:

                                    Judd/King No. 1,
                                    a California general partnership


                                    By: /s/ illegible
                                        ----------------------------------------

                                    TENANT:

                                    Digirad Corporation,  a Delaware corporation

                                    By: /s/ Karen Klause
                                        ----------------------------------------
                                        (printed name and title)
                                        Karen Clause - Chief Executive Officer